                                                                    Exhibit 10.9

                          NATIONAL DENTEX CORPORATION

                                   LABORATORY

                             INCENTIVE COMPENSATION

                                      PLAN

                                                                    MAY 17, 2001

                          NATIONAL DENTEX CORPORATION

                     LABORATORY INCENTIVE COMPENSATION PLAN

OBJECTIVE:

To motivate individual performance and group teamwork directed toward superior results in terms of:

     -    Increased sales volume,

     - Maximum profit contribution through efficient operation and management, and

     - Career path development and job satisfaction for the laboratory's personnel.

ELIGIBLE INDIVIDUALS:

Laboratory Presidents, supervisory management, and other designated key employees.

INCENTIVE COMPENSATION POOL:

A pool will be created, consisting of 30% (or other % designated by the Company) of that portion of the operating income of the laboratory, which exceeds a "base" equal to 9 1/2% of net revenues exclusive of inter-company sales.

Operating income is defined as income before Division and corporate allocations.

                                    Example:

Total Sales                        $1,005,000
Less: Inter-company sales               5,000
                                   ----------
Net Sales                           1,000,000
                                   ----------
Operating Income                      200,000
Less: Base (9 1/2% of net sales)       95,000
                                   ----------
Excess                                105,000
Pool (30% of excess)               $   31,500
                                   ==========

DISTRIBUTION OF THE POOL:

FIXED PERCENTAGE PORTION:

Fixed shares, stated as a percent of the pool, are to be determined at the start of the year and each designated participant is to be informed so that he or she can work toward a visible goal.

LABORATORY PRESIDENTS:

Laboratory Presidents will be assigned between 10% and 25% of the pool as agreed upon by the Laboratory President and Group Manager with approval of the Company President. This percent will be arrived at considering the size of the laboratory and its organization.

The Laboratory President's earned bonus will be 25% held back for further review and thus only 75% will be distributed quarterly (see Distribution schedule below).

The distribution of the held back portion of the Laboratory President's earned bonus will be based on criteria other than financial, such as:

     -    Laboratory revenue growth,

     -    Market size, penetration, and competition,

     -    Personnel stability and development,

     -    Accuracy and timeliness in Corporate planning process,

     - Involvement in Corporate programs, i.e. materials purchasing, accounts receivable and inventory controls, asset management, recruiting, training, and new product introduction and promotion.

Any Laboratory President's portion unpaid will revert to the Company. It will not be available for distribution within the laboratory.

SUPERVISORY MANAGEMENT AND OTHER KEY EMPLOYEES:

All other fixed percentages, not more than 90% of the pool (including the Laboratory President's %) shall be assigned to key personnel at the beginning of each year, based on their overall contribution and responsibility levels. These percentages may be changed during the year to reflect organizational or operational changes, but only with the approval of the Laboratory President, Group Manager, and Company President.

These other fixed participants earned bonus will be 25% held back for further review and thus only 75% will be distributed quarterly (see Distribution Schedule below).

The Laboratory President will make recommendations regarding the distribution of the held back portion to the Group Manager, with final approval by the Company President.

Any other fixed participant's portion unpaid will revert to the Discretionary Pool for distribution to personnel within the laboratory.

DISCRETIONARY PORTION:

The remaining portion of the pool (at least 10%) will be reserved for the discretionary distribution of the Laboratory President with the approval of the Group Manager.

These awards will be to employees not otherwise designated in the Plan who make exceptional contributions to the success of the laboratory.

None of this amount may be used to supplement the share of any individual already receiving a fixed percentage distribution.

ADMINISTRATIVE PROVISIONS:

Shares will be calculated annually on the basis of the full years audited operating results, and distributed promptly once these have been determined.

Quarterly progress payments will be paid, to be applied toward the annual operating results according to the Distribution Schedule below. These distributions will be made on the payroll following the 45th day after the end of each quarter.

Eligibility of a participant to receive a full, or partial share requires continuous employment with National Dentex Corporation. Promotion, transfer within the Company, or retirement does not terminate eligibility. Distribution to any participant in these categories is prorated to that portion of the year he is employed in a position covered by the Plan.

In the event an individual terminates or has given notice of termination and therefore forfeits participation, any earned and or unpaid shares will revert to the Company.

Any deviation from the Plan requires the approval of the Company President.

This Plan may be revoked or revised by the Company, at any time, and does not constitute a legally binding commitment or right of employment.

                             DISTRIBUTION SCHEDULE

                                                                     Distribution (on or about)
Eligible                                          ----------------------------------------------------------------
Participant                Share      Approval      May 15       Aug 15       Nov l5               Feb 15
-----------              ---------   ----------   ----------   ----------   ----------   -------------------------
FIXED PORTION:

Laboratory               %assigned      Group       75% of       75% of       75% of       100% of  and   25% of
President                              Manager      Qtr. 1       Qtr. 2       Qtr. 3       Qtr. 4        Qtr. 1- 3
                                         and        earned       earned       earned       earned         earned
                                       Company
                                      President

Supervisor or other      %assigned   Laboratory     75% of       75% of       75% of       100% of  and   25% of
Key Employee                         President,     Qtr. 1       Qtr. 2       Qtr. 3       Qtr. 4        Qtr. 1- 3
                                        Group       earned       earned       earned       earned         earned
                                       Manager
                                         and
                                       Company
                                      President

DISCRETIONARY PORTION:

Other                     $ award    Laboratory       75%          75%          75%         100%    and     25%
Employees                             President       of           of           of           of             of
                                         and        Qtr. 1       Qtr. 2       Qtr. 3       Qtr. 4        Qtr. 1-3
                                        Group       earned       earned       earned       earned         earned
                                       Manager        is           is           is           is             is
                                                   available    available    available    available      available
                                                      to           to           to           to             to
                                                  distribute   distribute   distribute   distribute     distribute